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EXHIBIT  21

SUBSIDIARIES OF THE COMPANY
HYPERCOM CORPORATION

List of Subsidiaries

    NAME OF ENTITY                                                   JURISDICTION OF ORGANIZATION
    Hypercom (Arizona), Inc.                                         Arizona
    Hypercom U.S.A., Inc.                                            Delaware
    Hypercom Transaction Network, Inc.                               Arizona
    Golden Eagle Leasing, Inc.                                       Arizona
    Hypercom Horizon, Inc.                                           Missouri
    ePicNetz, Inc.                                                   Nevada
    Hypercom Manufacturing Resources, Inc.                           Arizona
    Hypercom Latino America, Inc.                                    Arizona
    Hypercom Canada Ltd.                                             Canada
    Hypercom de Mexico, S.A. de C.V.                                 Mexico
    Hypercom de Chile, S.A.                                          Chile
    Netset Chile, S.A.                                               Chile
    Hypercom de Argentina                                            Argentina
    Hypercom de Venezuela                                            Venezuela
    Hypercom do Brasil Industria e Comercio Limitada                 Brazil
    Hypercom do Brasil Comercial Limitada                            Brazil
    Netset SP Tecnologia e Servicos em Teleinformatica Limitada      Brazil
    Schalter Eletronica Limitada                                     Brazil
    Aquarius Tecnologia e Informatica Limitada                       Brazil
    Hypercom Europe Limited, Inc.                                    Arizona
    Hypercom Gmbh                                                    Germany
    Hypercom France S.A.R.L.                                         France
    Hypercom Financial Terminals AB                                  Sweden
    Hypercom Hungary KFT                                             Hungary
    Hypercom Australia Pty., Ltd.                                    Australia
    Hypercom Net Transactions, Pty., Ltd.                            Australia
    Hypercom FSC, Inc.                                               Barbados
    Hypercom Far East Ltd.                                           Hong Kong
    Hypercom Asia Ltd.                                               Hong Kong
    Hypercom Network Systems Ltd.                                    Hong Kong
    Hypercom Asia (Singapore) Pte. Ltd.                              Singapore
    Hypercom (Thailand) Co., Ltd.                                    Thailand
    Hypercom Korea, Ltd.                                             Korea
    Hypercom Philippines                                             Philippines
    Hypercom Electronic Manufacturing (Shenzhen) Co. Ltd.            China
    Hypercom China Co. Ltd.                                          Hong Kong